Exhibit 99.1

FOR IMMEDIATE RELEASE
Forrester Research Reports Third-Quarter 2005 Financial Results
CAMBRIDGE, Mass., October 26, 2005 . . . Forrester Research, Inc. (Nasdaq: FORR) today announced its third-quarter ended September 30, 2005 financial results.
Third-Quarter Financial Performance
•	Total revenues were $39.0 million, compared with $33.9 million for the third quarter of last year.

•	On a GAAP-reported basis, which reflects an effective tax rate of 44 percent, Forrester reported net income of $3.2 million or $0.15 per diluted share, compared with net income of $3.2 million, or $0.14 per diluted share, for the same period last year.

•	On a pro forma basis, net income was $4.1 million or $0.19 per diluted share, for the third quarter of 2005, which excludes amortization of $786,000 of acquisition-related intangible assets, and non-marketable investment gains of $241,000 and which reflects a pro forma effective tax rate of 35 percent. This compares with pro forma net income of $3.4 million, or $0.15 per diluted share, for the same period in 2004, which excludes amortization of $1.4 million of acquisition-related intangible assets, and marketable and non-marketable investment gains of $1.0 million, and reflects a pro forma effective tax rate of 35 percent.
Nine-Month Period Ended September 30, 2005 Financial Performance
•	Total revenues were $112.1 million, compared with $100.5 million for the same period last year.

•	On a GAAP-reported basis, which reflects an effective tax rate of 41 percent, Forrester reported net income of $8.7 million, or $0.40 per diluted share for the nine months ended September 30, 2005, compared to a net income of $606,000 or $0.03 per diluted share for the same period last year.

•	On a pro forma basis, net income was $10.0 million or $0.46 per diluted share, for the nine months ended September 30, 2005, which excludes amortization of $2.7 million of acquisition-related intangible assets, marketable and non-marketable investment gains of $2.0 million and which reflects a pro forma effective tax rate of 35 percent. This compares with pro forma net income of $8.9 million, or $0.40 per diluted share for the same period last year, which excludes amortization of $5.1 million of acquisition-related intangible assets, reorganization costs of $8.8 million primarily due to office space consolidations, and marketable and non-marketable investment gains of $1.0 million, and reflects a pro forma effective tax rate of 35 percent.
A reconciliation of GAAP results to pro forma results may be found in the attached financial tables.
“Forrester reported another strong quarter, with revenue growth of 15 percent and pro forma earnings per share growth of 27 percent,” said George F. Colony, chairman of the board and chief executive officer. “After the first three quarters, Forrester is on track to meet its 2005 financial objectives. The fourth quarter will be very busy as 40 percent of our contracts come up for renewal. We will stay focused on driving sales of our syndicated research services products, while maintaining a high level of client service.”
Forrester is providing fourth-quarter 2005 financial guidance as follows:
Fourth-Quarter 2005 (GAAP):
•	Total revenues of approximately $41.0 million to $43.0 million.

•	Operating margin of approximately 13 percent to 15 percent.
- More -

Forrester Third-Quarter Fiscal 2005 Results / Page 2
•	Other income of approximately $700,000.

•	An effective tax rate of 41 percent.

•	Diluted earnings per share of approximately $0.18 to $0.20.
Fourth-Quarter 2005 (Pro Forma):
Pro forma financial guidance for the fourth quarter of 2005 excludes amortization of acquisition-related intangible assets of approximately $800,000 and any gains or impairment charges related to non-marketable investments.
•	Pro forma operating margin of approximately 15 percent to 17 percent.

•	Pro forma effective tax rate of 35 percent.

•	Pro forma diluted earnings per share of approximately $0.20 to $0.22.
Forrester is providing full-year 2005 guidance as follows:
Full-Year 2005 (GAAP):
•	Total revenues of approximately $152.0 million to $156.0 million.

•	Operating margin of approximately 10 percent to 12 percent.

•	Other income of approximately $3.0 million.

•	An effective tax rate of 41 percent.

•	Diluted earnings per share of approximately $0.55 to $0.63.
Full-Year 2005 (Pro Forma):
Pro forma financial guidance for full-year 2005 excludes amortization of acquisition-related intangible assets of approximately $3.5 million, as well as all gains and impairment charges related to marketable and non-marketable securities.
•	Pro forma operating margin of approximately 13 percent.

•	Pro forma diluted earnings per share of approximately $0.65 to $0.69.

•	An effective tax rate of 35 percent.
Forrester Research (Nasdaq: FORR) is an independent technology and market research company that provides pragmatic and forward-thinking advice about technology’s impact on business and consumers. For 22 years, Forrester has been a thought leader and trusted advisor, helping global clients lead in their markets through its research, consulting, events, and peer-to-peer executive programs. For more information, visit www.forrester.com.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial and operating targets for the fourth quarter of and full-year 2005. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to anticipate business and economic conditions, technology spending, market trends, competition, industry consolidation, the ability to attract and retain professional staff, possible variations in Forrester’s quarterly operating results, risks associated with Forrester’s ability to offer new products and services, and Forrester’s dependence on renewals of its membership-based research services and on key personnel. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.
- More -

Forrester Third-Quarter Fiscal 2005 Results / Page 3
The consolidated statements of income, consolidated balance sheets, and consolidated statements of cash flows are attached.

Kimberly Maxwell	Karyl Levinson
Director, Investor Relations	Director, Corporate Communications
Forrester Research, Inc.	Forrester Research, Inc.
+1 617/613-6234	+1 617/613-6262
kmaxwell@forrester.com	press@forrester.com
© 2005, Forrester Research, Inc. All rights reserved. Forrester and Forrester Oval Program are trademarks of Forrester Research, Inc.
- More -

Forrester Third-Quarter Fiscal 2005 Results/Page 4
Forrester Research, Inc.
Consolidated Statements of Income

(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
Revenues
Research services	$24,987	$23,544	$72,203	$69,579
Advisory services and other	14,038	10,335	39,850	30,950

Total revenues	39,025	33,879	112,053	100,529

Operating expenses
Cost of services and fulfillment	15,358	13,266	45,648	40,782
Selling and marketing	12,559	11,036	37,464	33,701
General and administrative	4,672	4,291	13,122	11,687
Depreciation	859	744	2,615	2,801
Amortization of intangible assets	786	1,384	2,742	5,112
Reorganization costs	—	—	—	8,751

Total operating expenses	34,234	30,721	101,591	102,834

Income (loss) from operations	4,791	3,158	10,462	(2,305)

Other income, net	722	680	2,226	2,168
Realized gains on sales of securities and on non-marketable investments	241	991	2,021	1,048

Income before income taxes	5,754	4,829	14,709	911

Income tax provision	2,527	1,618	6,019	305

Net income	$3,227	$3,211	$8,690	$606

Diluted income per share	$0.15	$0.14	$0.40	$0.03

Diluted weighted average shares outstanding	21,931	22,345	21,872	22,577

Basic income per share	$0.15	$0.15	$0.40	$0.03

Basic weighted average shares outstanding	21,287	21,952	21,470	22,094

Pro forma data (1):
Income (loss) from operations	$4,791	$3,158	$10,462	$(2,305)
Amortization of intangible assets	786	1,384	2,742	5,112
Reorganization costs	—	—	—	8,751

Pro forma income from operations	5,577	4,542	13,204	11,558

Other income, net	722	680	2,226	2,168

Pro forma income before income taxes	6,299	5,222	15,430	13,726

Pro forma income tax provision	2,205	1,828	5,401	4,804

Pro forma net income	$4,094	$3,394	$10,029	$8,922

Pro forma diluted earnings per share	$0.19	$0.15	$0.46	$0.40

Diluted weighted average shares outstanding	21,931	22,345	21,872	22,577

Forrester believes that pro forma financial results provide investors with consistent and comparable information to aid in the understanding of Forrester’s ongoing business. Our pro forma presentation excludes amortization of intangibles, reorganization costs and impairments of non-marketable securities and gains from sales of marketable securities as well as their related tax effects. This does not purport to be prepared in accordance with Generally Accepted Accounting Principles
- More -

Forrester Third-Quarter Fiscal 2005 Results/Page 5
Forrester Research, Inc.
Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2005	2004
	(Unaudited)
Assets:
Cash and cash equivalents	$52,468	$37,328
Marketable securities	82,090	90,112
Accounts receivable, net	28,653	39,210
Deferred commissions	6,314	6,834
Prepaid expenses and other current assets	5,626	5,509

Total current assets	175,151	178,993
Property and equipment, net	6,080	6,410
Goodwill, net	52,915	52,875
Intangible assets, net	4,320	6,992
Deferred income taxes	43,283	42,860
Non-marketable investments and other assets	14,273	14,742

Total assets	$296,022	$302,872

Liabilities and stockholders’ equity:
Accounts payable	$1,956	$3,741
Accrued expenses	26,462	26,928
Deferred revenue	67,671	72,357

Total liabilities	96,089	103,026
Preferred stock	—	—
Common stock	253	247
Additional paid-in capital	188,758	180,310
Retained earnings	79,767	71,077
Treasury stock, at cost	(66,314)	(50,056)
Accumulated other comprehensive loss	(2,531)	(1,732)

Total stockholders’ equity	199,933	199,846

Total liabilities and stockholders’ equity	$296,022	$302,872

- More -

Forrester Third-Quarter Fiscal 2005 Results/Page 6
Forrester Research, Inc.
Consolidated Statements Cash Flows

(In thousands)

	Nine months ended September 30,
	2005	2004
	(Unaudited)
Cash flows from operations:
Net income	$8,690	$606
Adjustments to reconcile net income to net cash provided by operating activities – Depreciation	2,615	2,801
Amortization of intangible assets	2,742	5,112
Non-marketable investments gains	(532)	(370)
Realized gain on sale of securities	(1,489)	(678)
Tax benefit from stock options	1,243	256
Deferred income taxes	(739)	(2)
Non-cash reorganization costs	—	1,541
Increase in provision for doubtful accounts	100	224
Accretion of premiums on marketable securities	829	635
Changes in assets and liabilities, net of acquisition –
Accounts receivable	9,282	15,541
Deferred commissions	520	849
Prepaid expenses and other current assets	(294)	(296)
Accounts payable	(1,785)	(116)
Accrued expenses	1,317	(3,722)
Deferred revenue	(2,572)	(8,770)

Net cash provided by operating activities	19,927	13,611

Cash flows from investing activities:
Purchases of property and equipment	(2,376)	(2,423)
Purchase of non-marketable investments	(300)	(2,263)
Proceeds from non-marketable investments	516	—
Decrease in other assets	788	842
Purchase of marketable securities	(179,612)	(107,478)
Proceeds from sales and maturities of marketable securities	185,776	121,623

Net cash provided by investing activities	4,792	10,301

Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock option plans and employee stock purchase plan	7,201	2,959
Acquisition of treasury shares	(16,258)	(12,623)
Structured stock repurchase	—	54

Net cash used in financing activities	(9,057)	(9,610)

Effect of exchange rate changes on cash and cash equivalents	(522)	(66)

Net increase in cash and cash equivalents	15,140	14,236

Cash and cash equivalents, beginning of period	37,328	22,385

Cash and cash equivalents, end of period	$52,468	$36,621

- ### -